UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 22, 2020

Free Flow Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54868	45-3838831
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6269 Caledon Road

King George, VA 22485

(Address of principal executive offices)

Phone: +(703) 789-3344

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	N/A	N/A

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On December 17, 2020, Free Flow, Inc., (the “Company”) appointed Dr. Melody A. Jackson as a Director of the Company. Please find Dr. Jackson’s information below.

Melody A. Jackson. Age 55. Dr. Jackson is a management expert, college faculty member, and researcher with over 20 years of management and supervisory experience that includes an executive level of management for functions such as Strategic Management, Project Management, Human Resources Management, and Environmental Management with over 7 years of service as a Management Professor.

Since March 2004, Dr. Jackson has owned and operated Inside Auto Parts, an automobile parts business based in Mineral, Virginia.  Dr. Jackson served in a variety of roles at the University of Virginia from April 2017 to September 2020, most recently as Equity Center Director of Operations from April 2020 to September 2020.  From January 2015 to December 2017, Dr. Jackson owned and served as CEO of a small business consulting firm, Business Doctors of Virginia, LLC.  As Program Manager for the City of Richmond’s Office of Minority Business Development from June 2014 to December 2014, Dr. Jackson created, implemented, and managed programs, projects, and processes designed to support, guide, and develop minority and emerging small businesses in the Richmond, Virginia and surrounding areas. From August 2013 to November 2017, Dr. Jackson served as Management Faculty for the University of Phoenix School of Management (Richmond, Virginia campus).

Dr. Jackson founded her first non-profit organization 15 years ago along with the two other members of the Executive Committee and currently serves as an adviser to other non-profit executives. She has served as an elected member of the Board of Directors for the American Association of University Women. She has provided consultations to entrepreneurs as the Owner and CEO of a Business Consulting Firm, staff for the City of Richmond, and member of the Service Corps of Retired Executives (SCORE) for the Small Business Administration. Dr. Jackson started a business school in Central Virginia that focused primarily on providing consultations to entrepreneurs and nonprofit executives as well as offering training through seminars, workshops, webinars, and small courses to business owners, nonprofit leaders, and government representatives. She created the Build Green Living Laboratory as the primary project for the school and served as the Project Manager for the life of the project. At University of Virginia, she served as Equity Center Director of Operations, Program Manager for the School of Nursing, Faculty for the School of Engineering & Applied Sciences, and Research Program Advisor for Curry School of Education. At University of Phoenix, she was the Founder and Group Leader of the Virtual Inter-connectivity Research Lab, Dissertation Chair, Senior Research Fellow for the Center for Global Business Research, Doctoral Faculty for the School of Advanced Studies online campus, and Management Faculty for the School of Business at the Virginia ground campus teaching both graduate and undergraduate courses in both online and place-based delivery methods. Dr. Jackson has functioned as a thought leader conducting research, presenting at research conferences, and publishing research results. She served as a member of the United Stated Army where she received a multitude of awards and commendations. In the automobile recycling industry, Dr. Jackson has been instrumental in the strategic management and growth of a Virginia-based recycling company for over 15 years where she has managed Stormwater Pollution Prevention Plans and overseen Motor Vehicle Dealer Board compliance.

Due to Dr. Jackson’s experience in the automobile recycling industry, as well as her management and leadership roles in variety of professional settings, the Company believes she is a great addition to its Board of Directors.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Free Flow, Inc.

Date: December 22, 2020By: /s/ Sabir Saleem

Sabir Saleem

President & CEO